CODE OF ETHICS
                                       OF
                               THE OLSTEIN FUNDS
                                       &
                           OLSTEIN & ASSOCIATES, L.P.

PREAMBLE
--------

          This Code of Ethics is being adopted in compliance with the requirements of Rule 17j-1 (the "Rule") adopted by the United States Securities and Exchange Commission under the Investment Company Act of 1940 (the "Act") to effectuate the purposes and objectives of that Rule. The Rule makes it unlawful for certain persons, in connection with purchase or sale by such person of a security held or to be acquired by any series of The Olstein Funds (the "Trust"):1<F5>

          (1)  To employ a device, scheme or artifice to defraud the Trust;

          (2) To make to the Trust any untrue statement of a material fact or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading;

          (3) To engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon the Trust; or

          (4)  To engage in a manipulative practice with respect to the Trust.

The Rule also requires that the Trust, its investment adviser and its principal underwriter, shall each adopt a written Code of Ethics containing provisions reasonably necessary to prevent persons from engaging in acts in violation of the above standard and shall use reasonable diligence and institute procedures reasonably necessary, to prevent violations of the Code.

          Set forth below is the Code of Ethics adopted by the Board of Trustees of the Trust, and the general partner of Olstein & Associates, L.P. (the "Adviser") in compliance with the Rule. This Code of Ethics is based upon the principle that the trustees and officers of the Trust, and certain affiliated persons of the Trust and its investment adviser, owe a fiduciary duty to, among others, the shareholders of the Trust to conduct their affairs, including their personal securities transactions, in such manner to avoid (i) serving their own personal interests ahead of shareholders; (ii) taking inappropriate advantage of their position with the Trust; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility.

1<F5> A security is deemed to be "held or to be acquired" if within the most recent fifteen (15) days it (i) is or has been held by the Fund, or (ii) is being or has been considered by the Fund or its investment adviser for purchase by the Fund.

GENERAL POLICY REGARDING PERSONAL INVESTING
-------------------------------------------

          As a matter of general policy of the Trust and the Adviser, all
                                                                      ---
employees of the Trust and the Adviser shall limit their personal investments to investments in the shares of the series of The Olstein Funds. This policy is designed to promote the business of the Trust, and to prevent conflicts of interest and violations of the fiduciary duty owed to the Trust's shareholders, and to the Adviser's customers.

          If an employee desires to make investments in securities which are not available through investments in the Trust, such investments may only be made after obtaining written approval from the compliance officer of the employer. The compliance officers shall monitor the personal investing of employees of the Trust and the Adviser to detect violations of this policy. Any non-Trust investments authorized by the compliance officer under this policy, are subject to this Code of Ethics. Trading by persons associated with the Adviser is also governed by the Adviser's Policy Statement on Insider Trading.

     1.   DEFINITIONS
          -----------

          (a) "Access person" means any trustee, officer, general partner or advisory person (defined immediately below) of the Trust, or the families of such persons (including the spouse, minor children, and adults living in the same household as such persons).

          (b) "Advisory person" means (i) any employee of the Trust or the Adviser who, in connection with his regular functions or duties, normally makes, participates in, or obtains current information regarding the purchase or sale of a security by the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Trust or the Adviser who regularly obtains current information concerning recommendations made to the Trust with regard to the purchase or sale of a security by the Trust.

          (c) A security is "being considered for purchase or sale" or is "being purchased or sold" when a recommendation to purchase or sell the security has been made and communicated to the Trading Desk, which includes when the Trust has a pending "buy" or "sell" order with respect to a security, and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

          (d) "Beneficial ownership" shall be as defined in, and interpreted in the same manner as it would be in determining whether a person is subject to the provisions of, Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder which, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of the security. A person is normally regarded as the beneficial owner of securities held in the name of his or her spouse or minor children living in his or her household.

          (e)  "Control" shall have the same meaning as that set forth in
Section 2(a)(9) of the Act.

          (f) "Disinterested Trustee" means a Trustee of the Trust who is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the Act.

          (g) "Investment Personnel" means (i) any portfolio manager of the Trust as defined in (h) below; and (ii) securities analysts, traders and other personnel who provide information and advice to the portfolio manager or who help execute the portfolio manager's decisions.

          (h) "Portfolio Manager" means an employee of the investment adviser of the Trust entrusted with the direct responsibility and authority to make investment decisions affecting an investment company.

          (i) "Purchase or sale of a security" includes the writing of an option to purchase or sell a security.

          (j) "Security" shall have the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include securities issued by the government of the United States or by federal agencies and which are direct obligations of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies.

     2.   PROHIBITED TRANSACTIONS
          -----------------------

          (a) No access person shall engage in any act, practice or course of conduct, which would violate the provisions of Rule 17j-1 set forth above.

          (b)  No access person shall:

               (i) purchase or sell, directly or indirectly, any security in which he has or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale:
                        ----------------

                    (A) is being considered for purchase or sale by the Trust, or

                    (B)  is being purchased or sold by the Trust;

               (ii) disclose to other persons the securities activities engaged in or contemplated for the various portfolios of the Trust;

               (iii) seek or accept anything of value, either directly or indirectly, from broker-dealers or other persons providing services to the Trust because of such person's association with the Trust. For the purposes of this provision, the following gifts from broker-dealers or other persons providing services to the Trust will not be considered to be in violation of this section:

                    (A)  an occasional meal;

                    (B) an occasional ticket to a sporting event, the theater or comparable entertainment;

                    (C) a holiday gift of fruit or other foods, or other comparable gift.

          (c)  No investment personnel shall:

               (i) acquire any securities in an initial public offering, in order to preclude any possibility of such person profiting from his or her position with the Trust.

               (ii) purchase any securities in a private placement, without prior approval of the Compliance Officer or other officer designated by the Board of Trustees. Any person authorized to purchase securities in a private placement shall disclose that investment when they play a part in any Trust's subsequent consideration of an investment in the issuer. In such circumstances, the Trust's decision to purchase securities of the issuer shall be subject to independent review by the Trust's officers with no personal interest in the issuer.

               (iii) profit in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within sixty (60) calendar days. Any profits realized on such short-term trades shall be subject to disgorgement.

               (iv) serve on the board of directors of any publicly traded company without prior authorization of the Chairman and/or President of the Trust. Any such authorization shall be based upon a determination that the board service would be consistent with the interests of the Trust and its shareholders.

          (d)  No portfolio manager shall:

               (i) buy or sell a security within at least seven (7) calendar days before and after any portfolio of the Trust that he or she manages trades in that security. Any profits realized on trades within the proscribed period is required to be disgorged.

     3.   EXEMPTED TRANSACTIONS
          ---------------------

          The prohibitions of Sections 2(b), 2(c) and 2(d) shall not apply to:

          (a) purchases or sales effected in any account over which the access person has no direct or indirect influence or control;

          (b) purchases or sales which are non-volitional on the part of either the access person or the Trust;

          (c) purchases which are part of an automatic dividend reinvestment plan;

          (d) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such
       --------
rights were acquired from such issuer, and sales of such rights so acquired; and

          (e)  purchases or sales of shares of any series of the Trust.

     4.   COMPLIANCE PROCEDURES
          ---------------------

          (a)  Pre-clearance
               -------------

          With the exception of the Disinterested Trustees, all access persons shall receive prior approval from the Compliance Officer or other officer designated by the Board of Trustees before purchasing or selling securities.

          (b)  Disclosure of Personal Holdings (Initial and Annual Reports)
               ------------------------------------------------------------

          All investment personnel shall disclose to the Compliance Officer all personal securities holdings upon commencement of employment and thereafter on an annual basis as of December 31. This initial report shall be made on the form attached as Exhibit A, and the annual report shall be made on the form attached as Exhibit B.

          (c)  Reporting Requirements (Quarterly Reports)
               ------------------------------------------

               (i) Every access person shall report to the Compliance Officer the information described in, Sub-paragraph (d)(iii) of this Section with respect to transactions in any security in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however, that an access person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence.

               (ii) Each trustee who is not an "interested person" of the Trust as defined in the Act need only report a transaction in a security if such trustee, at the time of that transaction knew, or, in the ordinary course of fulfilling his official duties as a trustee, should have known that, during the 15-day period immediately preceding or after the date of the transaction by the trustee, such security was purchased or sold by the Trust or was being considered for purchase by the Trust or by its investment adviser. Such reports will include the information described in Sub-paragraph (d)(iii) of this Section.

               (iii) Reports required to be made under this Paragraph (d) shall be made not later than ten (10) days after the end of the calendar quarter in which the transaction to which the report relates was effected. Every access person shall be required to submit a report for all periods, including those periods in which no securities transactions were effected. A report shall be made on the form attached hereto as Exhibit D or on any other form containing the following information:

                    (A) the date of the transaction, the title and the number of shares, and the principal amount of each security involved;

                    (B) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                    (C)  the price at which the transaction was effected; and

                    (D) the name of the broker, dealer or bank with or through whom the transaction was effected.

               (iv) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

               (v) With the exception of the Disinterested Trustees, every access person shall direct their brokers to supply to the Compliance Officer, on a timely basis, duplicate copies of the confirmation of all personal securities transactions and copies of all periodic statements for all securities accounts.

               (vi) The Compliance officer shall notify each access person that he or she is subject to these reporting requirements, and shall deliver a copy of this Code of Ethics to each such person upon request.

          (d)  Certification of Compliance with Code of Ethics
               -----------------------------------------------

               (i) With the exception of the Disinterested Trustees, every access person shall certify in their annual report that:

                    (A) they have read and understand the Code of Ethics and recognize that they are subject thereto;

                    (B) they have complied with the requirements of the Code of Ethics; and

                    (C) they have reported all personal securities transactions required to be reported pursuant to the requirements of the Code of Ethics.

          (e)  Conflict of Interest
               --------------------

               Every access person shall notify the Compliance Officer of any personal conflict of interest relationship which may involve the Trust, such as the existence of any economic relationship between their transactions and securities held or to be acquired by any series of the Trust. Such notification shall occur in the pre-clearance process.

     5.   REPORTING OF VIOLATIONS TO THE BOARD OF TRUSTEES
          ------------------------------------------------

          (a)  The Compliance Officer shall promptly report to the Board of
Trustees:

               (i) all apparent violations of this Code of Ethics and the reporting requirements thereunder; and

               (ii) any reported transaction in a security which was purchased or sold by the Trust within fifteen (15) days before or after the date of the reported transactions.

          (b) When the Compliance Officer finds that a transaction otherwise reportable to the Board of Trustees under Paragraph (a) of this Section could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of Rule 17j-1(a), it may, in its discretion, lodge a written memorandum of such finding and the reasons therefor with the reports made pursuant to this Code of Ethics, in lieu of reporting the transaction to the Board of Trustees.

          (c) The Board of Trustees, or a Committee of Trustees created by the Board of Trustees for that purpose, shall consider reports made to the Board of Trustees hereunder and shall determine whether or not this Code of Ethics has been violated and what sanctions, if any, should be imposed.

     6.   ANNUAL REPORTING TO THE BOARD OF TRUSTEES
          -----------------------------------------

          (a) The Compliance Officer shall prepare an annual report relating to this Code of Ethics to the Board of Trustees. Such annual report shall:

               (i) summarize existing procedures concerning personal investing and any changes in the procedures made during the past year;

               (ii) identify any violations requiring significant remedial action during the past year; and

               (iii) identify any recommended changes in the existing
                     restrictions or procedures based upon the Trust's experience under its Code of Ethics, evolving industry practices or developments in applicable laws or regulations.

     7.   SANCTIONS
          ---------

          Upon discovering a violation of this Code, the Board of Trustees may impose such sanctions as they deem appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

     8.   RETENTION OF RECORDS
          --------------------

          This Code of Ethics, a list of all persons required to make reports hereunder from time to time, a copy of each report made by an access person hereunder, each memorandum made by the Compliance Officer hereunder and a record of any violation hereof and any action taken as a result of such violation, shall be maintained by the Trust as required under Rule 17j-1.

Dated:  March 31, 1995.

                                    ADDENDUM
                                    --------

     "Security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a securities, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into in a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

Exhibit B

                               THE OLSTEIN FUNDS
                                       &
                           OLSTEIN & ASSOCIATES, L.P.
                                 CODE OF ETHICS
                                 INITIAL REPORT

To the Compliance Officer of THE OLSTEIN FUNDS or OLSTEIN &
ASSOCIATES, L.P.:

     1. I hereby acknowledge receipt of a copy of the Code of Ethics for THE OLSTEIN FUNDS (the "Trust") or OLSTEIN & ASSOCIATES, L.P. ( the "Adviser").

     2. I have read and understand the Code and recognize that I am subject thereto in the capacity of an "Access Person."

     3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Trust, such as any economic relationship between my transactions and securities held or to be acquired by the Trust or any of its Series.

     4. As of the date below I had a direct or indirect beneficial ownership in the following securities:

                                                             Type of Interest
     Name of Securities            Number of Shares        (Direct or Indirect)
     ------------------            ----------------         ------------------



Date:-------------------------     Signature:---------------------------------
                                   Print Name:--------------------------------
                                   Title:-------------------------------------
                                   Employer's Name:---------------------------

Exhibit C

                               THE OLSTEIN FUNDS
                                       &
                           OLSTEIN & ASSOCIATES, L.P.
                                 CODE OF ETHICS
                                 ANNUAL REPORT

To the Compliance Officer of THE OLSTEIN FUNDS or OLSTEIN & ASSOCIATES, L.P.:

     1. I have read and understand the Code and recognize that I am subject thereto in the capacity of an "Access Person."

     2. I hereby certify that, during the year ended December 31, 19--, I have complied with the requirements of the Code and I have reported all securities transactions required to be reported pursuant to the Code.

     3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Trust, such as any economic relationship between my transactions and securities held or to be acquired by the Trust or any of its Series.

     4. As of December 31, 19--, I had a direct or indirect beneficial ownership in the following securities:

                                                             Type of Interest
     Name of Securities            Number of Shares        (Direct or Indirect)
     ------------------            ----------------         ------------------



Date:------------------------      Signature:---------------------------------
                                   Print Name:--------------------------------
                                   Title:-------------------------------------
                                   Employer's Name:---------------------------

Exhibit D

                               THE OLSTEIN FUNDS
                                       &
                           OLSTEIN & ASSOCIATES, L.P.
                         Securities Transactions Report
                For the Calendar Quarter Ended:  ---------------

To the Compliance Officer of THE OLSTEIN FUNDS or OLSTEIN & ASSOCIATES, L.P.:

     During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics adopted by the Trust.

                                             NATURE OF
                                 DOLLAR     TRANSACTION         BROKER/DEALER OR
            DATE OF    NO. OF   AMOUNT OF    (Purchase,           BANK THROUGH
SECURITY  TRANSACTION  SHARES  TRANSACTION  Sale, Other)  PRICE  WHOM EFFECTED
--------  -----------  ------  -----------  ------------  -----  -------------


     This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

     Except as noted on the reverse side of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Trust, such as the existence of any economic relationship between my transactions and securities held or to be acquired by the Trust or any of its Series.

Date:------------------------      Signature:---------------------------------
                                   Print Name:--------------------------------
                                   Title:-------------------------------------
                                   Employer's Name:---------------------------